UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2012

Date of Report (Date of earliest event reported)

TARGA RESOURCES PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana Street, Suite 4300

Houston, TX 77002

(Address of principal executive offices)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 17, 2012, Targa Resources Partners LP issued a press release disclosing preliminary estimated results for the third quarter of 2012 and forecasts of its financial results for the fourth quarter of 2012 and the calendar years 2013 and 2014.

The press release furnished as Exhibit 99.1 hereto, includes the non-generally accepted accounting principle, or non-GAAP, financial measure Adjusted EBITDA. The press release provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as well as other disclosures about this non-GAAP measure. Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Targa Resources Partners LP Press Release dated October 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targa Resources Partners LP

	By:	Targa Resources GP LLC
its general partner

Date: October 17, 2012		/s/ Matthew J. Meloy.
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Targa Resources Partners LP Press Release dated October 17, 2012